Exhibit 99.1








Condensed Consolidated Financial Statements
(Expressed in United States dollars)

BRAINTECH, INC.
(A Development Stage Enterprise)

Three months ended March 31, 2002 and 2001
(Unaudited)

BRAINTECH, INC.
(A Development Stage Enterprise)

Condensed Consolidated Balance Sheets
(Expressed in United States dollars)


====================================================================================
                                                       March 31,        December 31,
                                                           2002                2001
------------------------------------------------------------------------------------
                                                     (Unaudited)

ASSETS

Current assets:
   Cash and cash equivalents                        $     76,048       $    101,880
   Accounts receivable less allowance                    143,475             72,215
    of $17,112 (2001 - nil)
   Inventory                                              44,554             35,467
   Prepaid expenses                                       19,560             28,247
   Deferred costs                                         11,657              7,765
   --------------------------------------------------------------------------------
                                                         295,294            245,574

Fixed assets                                             160,825            175,047
-----------------------------------------------------------------------------------
                                                    $    456,119       $    420,621
===================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued liabilities         $     69,831       $    127,664
   Deferred revenue                                      118,234             32,500
-----------------------------------------------------------------------------------
                                                         188,065            160,164

Stockholders' equity:
   Common stock:
    Authorized:  200,000,000 shares, with
                 $0.001 par value
    Issued:  57,293,311 shares (2001 - 56,793,311)
    To be issued: nil shares (2001 - 100,000)             57,293             56,793
   Additional paid-in capital                         10,820,102         10,234,640
Deferred stock-based compensation                              -            (10,000)
Deficit accumulated prior to the development stage       (58,800)           (58,800)
Deficit accumulated during the development stage     (10,550,541)        (9,962,176)
------------------------------------------------------------------------------------
                                                         268,054            260,457
------------------------------------------------------------------------------------
                                                    $    456,119       $    420,621
====================================================================================

See accompanying condensed notes to consolidated financial statements.

Approved on behalf of the Board:



--------------------- Director               --------------------- Director

BRAINTECH, INC.
(A Development Stage Enterprise)

Condensed Consolidated Statements of Operations
(Unaudited)
(Expressed in United States dollars)


========================================================================================
                                            Period from
                                           inception on
                                        January 3, 1994
                                           to March 31,     Three months ended March 31,
                                                   2002           2002              2001
========================================================================================

Sales                                       $   254,901    $     8,000      $          -
Cost of sales                                    99,341          1,925                 -
========================================================================================

Gross margin                                    155,560          6,075                 -

Operating expenses:
   Consulting and contractors                   736,561              -                 -
   Research and development                   3,109,059        111,805           118,271
   Selling, general and admini-
    strative                                  6,601,960        482,818           292,183
   Write-down of intangible assets               17,189              -                 -
   Write-down of organization costs              17,431              -                 -
   -------------------------------------------------------------------------------------
                                             10,482,200        594,623           410,454
   -------------------------------------------------------------------------------------

Operating loss                              (10,326,640)      (588,548)         (410,454)

Other:
   Interest income                               45,121            183            10,017
   Loss on settlement of litigation            (100,000)             -                 -
   Loss on disposal of fixed assets             (69,022)             -                 -
   Write-down of investments                   (100,000)             -                 -
   -------------------------------------------------------------------------------------
                                               (223,901)           183            10,017
----------------------------------------------------------------------------------------

Net loss                                   $(10,550,541)   $  (588,365)     $   (400,437)
=========================================================================================

Loss per share information:
   Basic and diluted                       $      (0.35)   $     (0.01)     $      (0.01)
=========================================================================================

Weighted average number of
   common shares outstanding:                29,785,516     55,496,645        46,162,666
=========================================================================================

See accompanying condensed notes to consolidated financial statements.

BRAINTECH, INC.
(A Development Stage Enterprise)

Condensed Consolidated Statements of Stockholders' Equity (Deficit)
(Unaudited)
(Expressed in United States dollars)

==============================================================================================================================
                                                                                          Deficit        Deficit        Total
                                                                                      accumulated    accumulated       Stock-
                                    Common Stock        Additional       Deferred    prior to the     during the      Holders
                                  Number of                paid-in    Stock-Based     development    development       equity
                                  Shares     Amount        capital   compensation           stage          stage     (deficit)
------------------------------------------------------------------------------------------------------------------------------

Balance, January 3, 1994      17,400,000   $17,400    $  1,039,271   $        -      $  (58,800)   $         -    $   997,871

Loss for the period                    -         -               -	      -               -     (1,006,716)    (1,006,716)
------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994    17,400,000    17,400       1,039,271            -         (58,800)    (1,006,716)        (8,845)

Loss for the year                      -         -               -            -               -       (748,310)      (748,310)
------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995    17,400,000    17,400       1,039,271            -         (58,800)    (1,755,026)      (757,155)

Common stock transactions
  (net of issue costs):
  Issued for cash at
   $0.1895 per share             950,000       950         173,440            -               -              -        174,390
  Issued for cash at
   $0.25 per share               733,333       733         183,167            -               -              -        183,900
  Issued for cash at
   $0.20 per share             3,000,000     3,000         592,500            -               -              -        595,500
  Shares issued for services
   rendered                    1,200,000     1,200         238,800            -               -              -        240,000
Loss for the year                      -         -               -            -               -       (959,945)      (959,945)
------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996    23,283,333    23,283       2,227,178            -         (58,800)    (2,714,971)      (523,310)

Common stock transactions
 (net of issue costs):
  Issued for cash at
   $0.20 per share             2,000,000     2,000         396,991            -               -              -        398,991
  Issued for cash at
   $0.15 per share             1,000,000     1,000         148,279            -               -              -        149,279
  Shares issued for
   services rendered             300,000       300          59,700            -               -              -         60,000
  Compensatory benefit of
   employee stock options              -         -	   200,000            -               -              -        200,000
Loss for the year                      -         -               -            -               -       (930,042)      (930,042)
------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997    26,583,333    26,583       3,032,148            -         (58,800)    (3,645,013)      (645,082)

Common stock transactions
 (net of issue costs):
  Issued for cash at
   $0.25 per share             1,600,000     1,600         398,400            -               -              -        400,000
  Issued for cash at
   $0.20 per share             2,188,000     2,188         435,412            -               -              -        437,600
Compensatory benefit of
 employee stock options                -         -         927,800            -               -              -        927,800
Loss for the year                      -         -               -            -               -     (2,110,556)    (2,110,556)
------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998    30,371,333    30,371       4,793,760            -         (58,800)    (5,755,569)      (990,238)

Common stock transactions
 (net of issue costs):
  Issued for cash at
   $0.15 per share             9,800,000     9,800       1,433,950            -               -              -      1,443,750
  Issued for cash at
   $0.20 per share               157,000       157          31,243            -               -              -         31,400
  Issued for cash at
   $0.60 per share             1,010,000     1,010         604,990            -               -              -        606,000
Common stock subscriptions             -         -         110,270            -               -              -        110,270
Subscriptions receivable               -      (110)        (65,890)           -               -              -        (66,000)
Compensatory benefit of
 employee stock options                -         -           2,000            -               -              -          2,000
Loss for the year                      -         -               -            -               -     (1,236,074)    (1,236,074)
------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1999
  carried forward             41,338,333    41,228       6,910,323            -         (58,800)    (6,991,643)       (98,892)

BRAINTECH, INC.
(A Development Stage Enterprise)

Condensed Consolidated Statements of Stockholders' Equity (Deficit) (Unaudited) (continued)
(Expressed in United States dollars)

==============================================================================================================================
                                                                                          Deficit        Deficit        Total
                                                                                      accumulated    accumulated       Stock-
                                    Common Stock        Additional       Deferred    prior to the     during the      Holders
                                  Number of                paid-in    Stock-Based     development    development       equity
                                  Shares     Amount        capital   compensation           stage          stage     (deficit)
------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1999
  carried forward             41,338,333    41,228       6,910,323            -         (58,800)    (6,991,643)       (98,892)
------------------------------------------------------------------------------------------------------------------------------

Common stock issued for cash
  at $0.20 per share
  (net of share issue costs)   3,976,000     3,976         790,305            -               -              -        794,281
Subscriptions received in
  cash                                 -       110          65,890            -               -              -         66,000
Settlement of litigation               -         -         606,000            -               -              -        606,000
Common stock issued for cash
  on subscriptions               285,000       285            (285)           -               -              -              -
Common stock subscriptions
  received in cash                     -         -         730,000            -               -              -        730,000
Common stock to be issued
  in settlement of legal
  claim                                -         -         100,000            -               -              -        100,000
Loss for the year                      -         -               -            -               -     (1,114,003)    (1,114,003)
------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000    45,599,333    45,599       9,202,233            -         (58,800)    (8,105,646)     1,083,386

Common stock issued for
  promissory notes             1,333,334     1,334         198,666            -               -              -        200,000
Less:  Promissory notes
  receivable for sub-
  scription of common
  shares                               -         -        (200,000)           -               -              -       (200,000)
Common stock issued for
  settlement of legal
  claim                          400,000       400            (400)           -               -              -              -
Common stock issued for cash
  at $0.15 per share (net
  of share issue costs and
  share subscriptions
  received in 2000)            9,040,189     9,040         607,685            -               -              -        616,725
Common stock issued for cash
  at $0.22 per share (net
  of share issue costs)          295,455       295          60,065            -               -              -         60,360
Shares issued for services
  rendered                       125,000       125          23,875            -               -              -         24,000
Common stock subscriptions
  received in cash
  (note 8(a))                          -         -         314,516            -               -              -        314,516
Common stock to be issued
  for services rendered                -         -          16,000                                                     16,000
Deferred stock-based
  compensation                         -         -          12,000      (12,000)              -              -              -
Amortization of deferred
 stock-based compensation              -         -               -        2,000               -              -          2,000
Loss for the year                      -         -               -           -                -     (1,856,530)    (1,856,530)
------------------------------------------------------------------------------------------------------------------------------
Balance December 31, 2001     56,793,311    56,793      10,234,640      (10,000)        (58,800)    (9,962,176)       260,457

Shares subsequently issued
  for prior year services
  rendered                       100,000       100           (100)            -               -              -              -
Shares issued for services
  rendered                       400,000       400         63,600             -               -              -         64,000
Common stock subscriptions
  received in cash
  (note 8(a))                          -         -        531,962             -               -              -        531,962
Deferred stock-based
  compensation                         -         -        (10,000)       10,000               -              -              -
Loss for the year                      -         -              -             -               -       (588,365)      (588,365)
------------------------------------------------------------------------------------------------------------------------------
Balance March 31, 2002        57,293,311   $57,293    $10,820,102     $       -       $ (58,800)  $(10,550,541)    $  268,054

==============================================================================================================================

See accompanying condensed notes to consolidated financial statements.

BRAINTECH, INC.
(A Development Stage Enterprise)

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Expressed in United States dollars)

===================================================================================================
                                                   Period from
                                                  inception on
                                               January 3, 1994
                                                  to March 31,         Three months ended March 31,
                                                          2002                2002             2001
---------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                    $   (10,550,541)        $  (588,365)    $   (400,437)
   Items not involving cash:
     Amortization                                      264,676              19,277           31,333
     Bad debt                                           91,107              15,999                -
     Loss on disposal of fixed assets                   69,022                   -                -
     Write-down of investments                         100,000                   -                -
     Write-down of intangible assets                    17,189                   -                -
     Write-down of organization costs                   17,431                   -                -
     Shares issued for services rendered               404,000              64,000           19,000
     Shares issued for satisfaction of
      legal claim                                      100,000                   -                -
     Compensatory benefit of employee stock
       options                                       1,131,800                   -                -
   Changes in non-cash operating working
    capital:
     Inventory                                         (44,554)             (9,087)         (11,547)
     Accounts receivable                              (159,474)            (87,259)          (9,305)
     Prepaid expenses                                  (19,560)              8,687           (3,221)
     Deferred cost of sales                            (11,657)             (3,892)               -
     Accounts payable and accrued
      liabilities                                       56,299             (57,833)         (42,009)
     Deferred revenue                                  118,234              85,734                -
   -------------------------------------------------------------------------------------------------
   Net cash used in operating activities            (8,416,028)           (452,739)        (332,168)

Cash flows from investing activities:
   Purchase of marketable securities                  (100,000)                  -                -
   Purchase of fixed assets                           (534,970)             (5,055)         (64,355)
   Proceeds from notes receivable                     (130,181)                  -                -
   Proceeds from disposal of real estate               306,752                   -                -
   Proceeds from disposal of fixed assets               41,506                   -                -
   -------------------------------------------------------------------------------------------------
   Net cash used in investing activities              (416,893)             (5,055)         (64,355)

Cash flows from financing activities:
   Notes receivable                                     55,073                   -                -
   Borrowings from directors and officers                7,304                   -                -
   Due (to) from related companies                     (11,626)                  -            8,599
   Mortgages payable                                  (207,739)                  -                -
   Share subscriptions received                        846,478             431,962                -
   Common shares issued, net of issue costs          7,975,367                   -          300,697
   -------------------------------------------------------------------------------------------------
   Net cash provided by financing activities         8,664,857             431,962          309,296
----------------------------------------------------------------------------------------------------
Decrease in cash and cash equivalents                 (168,064)            (25,832)         (87,227)

Cash and cash equivalents, beginning of period         244,112             101,880          899,573
----------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period        $       76,048         $    76,048     $    812,346
===================================================================================================

Supplemental information:
   Cash paid for interest                       $        3,797         $         -     $          -
Non-cash financing activities:
   Shares issued for services rendered          $      404,000         $    64,000     $          -
   Shares issued for satisfaction of legal
    claim                                       $      500,000         $         -     $          -
   Shares issued for promissory notes           $      200,000         $         -     $          -
===================================================================================================


See accompanying condensed notes to consolidated financial statements.

BRAINTECH, INC.
(A Development Stage Enterprise)

Condensed Notes to Consolidated Financial Statements
(Unaudited)
(Expressed in United States dollars)

Three months ended March 31, 2002 and 2001
Period from inception on January 3, 1994 to March 31, 2002

======================================================================

1.  DESCRIPTION OF BUSINESS AND FUTURE OPERATIONS:

    Braintech, Inc. (the "Company") together with its wholly owned subsidiary, Braintech Canada, Inc., is a high tech development company, developing advanced software for the vision guidance of robotic systems. All sales of its products and services are made in this industry segment.

    These consolidated financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. The Company has not generated significant revenues and is continuing to develop its business. Operations to date have been primarily financed by equity transactions. The Company's future operations and its continuation as a going concern are dependent upon its ability to raise additional capital, increase sales of its products by maintaining its strategic sales alliances with a major supplier of robotic systems, generating positive cash flows from operations and ultimately attaining profitability. It is the Company's intention to focus on developing this alliance and on becoming their principal supplier of vision systems, raising financing and achieving profitable operations.

    Based on its current financial position, the Company believes that its present and anticipated cash resources will be sufficient to pay ongoing cash operating expenses until approximately May 31, 2002. To continue as a going concern, the Company will either have to raise additional capital or begin to generate substantial sales revenue. If the Company cannot do either by the end of May 2002, there is a risk that the business will fail. Subsequent to March 31, 2002, the Company entered into a private placement arrangement (note 8(a)). The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

2.  BASIS OF PRESENTATION:

    These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States and reflect all adjustments (all of which are normal and recurring in nature) that, in the opinion of management, are necessary for fair presentation of the interim financial information. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire year ending December 31, 2002. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These unaudited condensed consolidated financial statements and notes included herein have been prepared on a basis consistent with and should be read in conjunction with the Company's audited consolidated financial statements and notes for the year ended December 31, 2001, as filed in its annual report on Form 10-KSB.

BRAINTECH, INC.
(A Development Stage Enterprise)

Condensed Notes to Consolidated Financial Statements
(Unaudited)
(Expressed in United States dollars)

Three months ended March 31, 2002 and 2001
Period from inception on January 3, 1994 to March 31, 2002

======================================================================

2.  BASIS OF PRESENTATION (CONTINUED):

    These consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiary Braintech Canada, Inc., incorporated under the Company Act of British Columbia on March 30, 1994. All material intercompany balances and transactions have been eliminated.

    Certain figures have been reclassified to conform to the financial statement presentation adopted in the current year.

3.  PROMISSORY NOTES:

    In conjunction with a private placement completed during the first quarter of 2001, a director and Chief Financial Officer of the Company issued a promissory note in the amount of $100,000 in payment for 666,667 common shares and 333,334 common share purchase warrants. This note receivable has been recorded as a deduction from additional paid-in capital in stockholders' equity. Each common share purchase warrant entitles the holder to purchase one additional share for one year at $0.20 per share. In accordance with an Agreement for Escrow of Share Certificates dated February 27, 2001, the common share certificate and warrant certificate issued will remain in escrow until the Company receives full payment of the $100,000 note receivable. The amount is due upon demand, unsecured and no interest is payable on this note.

    In conjunction with a private placement completed during the second quarter of 2001, the Chief Operating Officer and President of the Company issued a promissory note in the amount of $100,000 in payment for 666,667 common shares and 333,334 common share purchase warrants. This note receivable has been recorded as a deduction from additional paid-in capital in stockholders' equity. Each common share purchase warrant entitles the holder to purchase one additional share for one year at $0.20 per share. In accordance with an Agreement for Escrow of Share Certificates dated June 26, 2001, the common share certificate and warrant certificate issued will remain in escrow until the Company receives full payment of the $100,000 note receivable. The amount is due upon demand, unsecured and no interest is payable on this note.

BRAINTECH, INC.
(A Development Stage Enterprise)

Condensed Notes to Consolidated Financial Statements
(Unaudited)
(Expressed in United States dollars)

Three months ended March 31, 2002 and 2001
Period from inception on January 3, 1994 to March 31, 2002

======================================================================

4.  STOCK OPTIONS:

    A summary of the Company's stock option activity is as follows:

========================================================================
                                                                Weighted
                                           Number                average
                                        of shares         exercise price
------------------------------------------------------------------------
Balance December 31, 2001               5,302,500         $         0.23

Options granted                           145,000                   0.25
Options cancelled/expired                (237,500)                  0.25
------------------------------------------------------------------------
Balance March 31, 2002                  5,210,000         $         0.23
========================================================================

Of those outstanding at March 31, 2002, 3,676,250 are exercisable
(December 31, 2001 - 3,588,750).

5.  SHARE PURCHASE WARRANTS:

    During the year ended December 31, 2001, the Company completed private placements of 10,373,523 common shares at a price of $0.15 per share and 295,455 common shares at a price of $0.22 per share. In conjunction with the private placements, the Company issued 5,334,494 common share purchase warrants (each purchaser received one common share purchase warrant for each two common shares purchased). Each common share purchase warrant entitles the holder to purchase one additional share for one year at $0.20 per share for 5,186,766 of the warrants and at $0.27 per share for 147,728 of the warrants. The Company's intention is to extend the expiry date on all of the share purchase warrants for an additional six months. The 5,334,494 share purchase warrants were the only warrants outstanding as at March 31, 2002. There were no cancellation, exercise or expiration of warrants during the period.

6.  COMMITMENTS:

    The Company has obligations under operating lease arrangements which require the following minimum annual payments:

==================================================================
   2002                                                $    92,502
   2003                                                     80,287
   2004                                                      2,436
   2005                                                      2,436
   2006                                                      2,436
------------------------------------------------------------------
                                                       $   180,097
==================================================================

BRAINTECH, INC.
(A Development Stage Enterprise)

Condensed Notes to Consolidated Financial Statements
(Unaudited)
(Expressed in United States dollars)

Three months ended March 31, 2002 and 2001
Period from inception on January 3, 1994 to March 31, 2002

======================================================================

7.  CONTINGENCIES:

    The Company is a co-covenanter on a lease that includes the premises where the Company resides. The part of the premises not occupied by the Company is currently being sub-leased to a third party. As co-covenanter on the original lease, the Company is legally responsible for the rent relating to the portion of the premises let to the third party. The contingent additional rent totals approximately $64,000 per year with the lease expiring August 31, 2003.

8.  SUBSEQUENT EVENTS:

    (a)  Private placement

         On April 17, 2002, the Company issued 5,643,187 common shares at a price of $0.15 per share pursuant to a private placement. In addition, for every two shares purchased, the purchasers will receive one share purchase warrant. Each share purchase warrant entitles the holder to purchase one additional share for one year at $0.20 per share. Net proceeds from the private placement were $846,478 of which $314,516 was received prior to December 31, 2001 and the remaining $531,962 was received prior to March 31, 2002. These amounts were included in additional paid-in capital.

         Subsequent to March 31, 2002, the Company received $50,000 with respect to a future private placement that has not yet been finalized.

    (b)  Stock options

         Subsequent to March 31, 2002, 87,500 stock options were cancelled on termination of employment. The Company's stock option plan specifies that an optionee may exercise vested options up to thirty days subsequent to termination or such other period as the directors may determine. The terminated employees' options had vested, however the exercise period expired on April 30, 2002. No options were exercised.